Promissory Note

$7,083,333.33                                                                                                                                               December December 15, 2011

FOR VALUE RECEIVED, Sun Blueberry Hill LLC, a Michigan limited liability company; Sun Grand Lake LLC, a Michigan limited liability company; Sun Three Lakes LLC, a Michigan limited liability company; Sun Club Naples LLC, a Michigan limited liability company; Sun Naples Gardens LLC, a Michigan limited liability company; and Sun North Lake Estates LLC, a Michigan limited liability company (collectively, the “Borrower”), hereby promise to pay to the order of The PrivateBank and Trust Company, an Illinois state chartered bank (together with any and all of its successors and assigns and/or any other holder of this Note, “Lender”), without offset, in immediately available funds in lawful money of the United States of America, at the Commercial Real Estate Banking Office in Troy, Michigan, of Bank of America, N.A. (“Administrative Agent”) or at such other place as Administrative Agent from time to time may designate, the principal sum of Seven Million Eighty Three Thousand Three Hundred Thirty Three and 33/100 Dollars ($7,083,333.33) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.  All payments and prepayments under this Note shall be made to the Administrative Agent and disbursed by the Administrative Agent to Lender pursuant to the Loan Agreement described below.

Section 1.                      Payment Schedule and Maturity Date.  Prior to maturity, accrued and unpaid interest shall be due and payable in arrears on the 1st day of each month commencing on February 1, 2012.  The principal of this Note shall be due and payable in equal installments of $14,609.37 each, on July 1, 2012 and on the 1st day of each succeeding month thereafter until this Note shall have been fully paid and satisfied; provided, that on December 15, 2014 (the “Maturity Date”), the final maturity of this Note, the entire principal balance of this Note then unpaid and all accrued interest then unpaid shall be finally due and payable.

Section 1A                   Extension Option.  Lender shall grant a request by Borrower to extend the Maturity Date of this Note to December 15, 2015 (the “Extended Maturity Date”), upon and subject to the following terms and conditions:

(a)           Basic Conditions.  Unless otherwise agreed by the Administrative and the Lenders in writing, in accordance with the provisions of the Loan Agreement:

(i)           Borrower shall request the extension, if at all, by written notice to Administrative Agent not more than 180 days, and not less than 60 days, prior to the Maturity Date.

(ii)           At the time of the request, and at the time of the extension, there shall not exist any Event of Default, nor any condition or state of facts which after notice and/or lapse of time would constitute an Event of Default.

(iii)           Current financial statements regarding Borrower and the Guarantor and all other financial statements and other information as may be required under the Loan Documents regarding Borrower, Guarantor and the Property, shall have been submitted promptly to Administrative Agent, and there shall not have occurred, in the opinion of Administrative Agent, any material adverse change in the business or financial condition of Borrower or Guarantor, or in the Property or in any other state of facts submitted to Administrative Agent on behalf of Lender in connection with the Loan Documents, from that which existed on the date of this Note.

(iv)           Whether or not the extension becomes effective, Borrower shall pay all out-of-pocket costs and expenses actually incurred by Administrative Agent and Lender in connection with the proposed extension (pre- and post-closing), including appraisal fees, environmental audit and reasonable attorneys’ fees actually incurred by Administrative Agent or Lender; all such costs and expenses incurred up to the time of Administrative

Agent’s and Lender’s written agreement to the extension shall be due and payable prior to Administrative Agent’s and Lender’s execution of that agreement (or if the proposed extension does not become effective, then upon demand by Administrative Agent or Lender), and any future failure to pay such amounts shall constitute a default under the Loan Documents.

(vi)           All applicable regulatory requirements, including appraisal requirements, shall have been satisfied with respect to the extension.

(vii)           Not later than the Maturity Date, (A) the extension shall have been consented to and documented to Administrative Agent’s satisfaction by Borrower, Guarantor, the Administrative Agent and Lenders; (B) Administrative Agent shall have been provided with an updated title report and appropriate title insurance endorsements shall have been issued as required by Administrative Agent; and (C) Borrower shall have paid to Administrative Agent for the account of the Lender a non-refundable extension fee in an amount equal to 12.5 basis points (.125%) of the then outstanding principal balance hereunder.

(ix)           As of the most recent Determination Date occurring prior to such extension, Borrower shall satisfy a Debt Service Coverage Ratio (as hereinafter defined) of at least 1.40 to 1.00.  As used herein, “Debt Service Coverage Ratio” means, as of any Determination Date, for the applicable Calculation Period the ratio, as determined by Administrative Agent, of Net Operating Income to Debt Service.  As used herein, the following terms shall have the meanings indicated below:

“Actual Operating Revenue” means, with respect to any period of time, all income, computed on a trailing 12-month basis in accordance with generally accepted accounting principles, collected from the ownership and operation of the Property from whatever source (other than any source affiliated with Borrower or the Guarantor), including Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, and other required pass-throughs, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds from tenants, uncollectible accounts, sales of furniture, fixtures and equipment, interest income, Condemnation Awards, Insurance Proceeds (other than business interruption or other loss of income insurance), unforfeited security deposits, utility and other similar deposits, income from tenants not paying rent, income from tenants in bankruptcy, and non-recurring or extraordinary income, including lease termination payments.  Actual Operating Revenue shall be net of rent concessions and credits.

“Assumed Interest Rate” means the annual yield payable on the last day of the applicable Calculation Period on ten (10) year United States Treasury obligations in amounts approximating the principal balance of the Loans outstanding at the inception of the Calculation Period plus two hundred fifty (250) basis points per annum; provided, however, that the Assumed Interest Rate shall be not less than seven percent (7.0%) per annum.

“Calculation Period” means the twelve (12) month period ending on any Determination Date.

“Debt Service” means the higher of (a) the actual principal and interest payable under the Loans during the applicable Calculation Period, or (b) the payments of principal and interest that would have been payable under a hypothetical loan during the Calculation Period, assuming (i) an initial loan balance equal to the principal balance of the Loans outstanding at the inception of the Calculation Period, (ii) an interest rate equal to the Assumed Interest Rate, and (iii) amortization of the aggregate principal indebtedness over a thirty (30) year amortization period.

“Determination Date” means the last day of any fiscal quarter as of which Administrative Agent makes a determination regarding Borrower’s satisfaction or failure to satisfy the Debt Service Coverage Ratio as described herein.

“Net Operating Income” means, with respect to any period of time, the amount obtained by subtracting Operating Expenses from Actual Operating Revenue, as such amount may be adjusted by Administrative Agent in its reasonable discretion based on Administrative Agent’s customary underwriting standards, including adjustments for vacancy allowance and other concessions, less a capital expenditure reserve equal to $50 for each pad in the Property.  As used herein, “vacancy allowance” means an allowance for reductions in potential income attributable to vacancies, tenant turnover, and nonpayment of rent.

“Operating Expenses” means, with respect to any period of time, the total of all expenses actually paid or payable, computed on a trailing 12-month basis in accordance with generally accepted accounting principles, of whatever kind relating to the ownership, operation, maintenance or management of the Property, including utilities, ordinary repairs and maintenance, insurance premiums, ground rents, if any, license fees, Taxes, advertising expenses, payroll and related taxes, management fees equal to the greater of 3% of Actual Operating Revenue or the management fees actually paid under any management agreement and operational equipment or other lease payments, but specifically excluding depreciation and amortization, income taxes, debt service on the Loans, and any item of expense that would otherwise be covered by the provisions hereof but which is paid by any tenant under such tenant’s Lease or other agreement.

If all of the foregoing conditions are not satisfied strictly in accordance with their terms, the extension shall not be or become effective.

(b)           Changes in Loan Terms.  All terms and conditions of the Loan Documents shall continue to apply to the extended term except to the extent changed as indicated below (such changes to be effective on and after the original Maturity Date, if the extension becomes effective as provided herein):

(i)           Payments.  The amount of the monthly installments of principal required under this Note shall increase to $16,134.26.

(ii)           Definition of Maturity Date.  The Maturity Date shall mean the Extended Maturity Date.

Section 1B                   Second Extension Option.  Provided the Borrower has exercised the extension option provided for in Section 1A, Lender shall grant a request by Borrower to extend the Extended Maturity Date of this Note to December 15, 2016 (the “Second Extended Maturity Date”), upon and subject to the following terms and conditions:

(a)           Basic Conditions.  Unless otherwise agreed by the Administrative and the Lenders in writing, in accordance with the provisions of the Loan Agreement:

(i)           Borrower shall request the extension, if at all, by written notice to Administrative Agent not more than 180 days, and not less than 60 days, prior to the Extended Maturity Date.

(ii)           At the time of the request, and at the time of the extension, there shall not exist any Event of Default, nor any condition or state of facts which after notice and/or lapse of time would constitute an Event of Default.

(iii)           Current financial statements regarding Borrower and the Guarantor and all other financial statements and other information as may be required under the Loan Documents regarding Borrower, Guarantor and the Property, shall have been submitted promptly to Administrative Agent, and there shall not have occurred, in the opinion of Administrative Agent, any material adverse change in the business or financial condition of Borrower or Guarantor, or in the Property or in any other state of facts submitted to Administrative Agent on behalf of Lender in connection with the Loan Documents, from that which existed on the date of this Note.

(iv)           Whether or not the extension becomes effective, Borrower shall pay all out-of-pocket costs and expenses actually incurred by Administrative Agent and Lender in connection with the proposed extension (pre- and post-closing), including appraisal fees, environmental audit and reasonable attorneys’ fees actually incurred by Administrative Agent or Lender; all such costs and expenses incurred up to the time of Administrative Agent’s and Lender’s written agreement to the extension shall be due and payable prior to Administrative Agent’s and Lender’s execution of that agreement (or if the proposed extension does not become effective, then upon demand by Administrative Agent or Lender), and any future failure to pay such amounts shall constitute a default under the Loan Documents.

(vi)           All applicable regulatory requirements, including appraisal requirements, shall have been satisfied with respect to the extension.

(vii)           Not later than the Extended Maturity Date, (A) the extension shall have been consented to and documented to Administrative Agent’s satisfaction by Borrower, Guarantor, the Administrative Agent and Lenders; (B) Administrative Agent shall have been provided with an updated title report and appropriate title insurance endorsements shall have been issued as required by Administrative Agent; and (C) Borrower shall have paid to Administrative Agent for the account of the Lender a non-refundable extension fee in an amount equal to 12.5 basis points (.125%) of the then outstanding principal balance hereunder.

If all of the foregoing conditions are not satisfied strictly in accordance with their terms, the extension shall not be or become effective.

(b)           Changes in Loan Terms.  All terms and conditions of the Loan Documents shall continue to apply to the extended term except to the extent changed as indicated below (such changes to be effective on and after the Extended Maturity Date, if the extension becomes effective as provided herein):

(i)           Definition of Maturity Date.  The Maturity Date shall mean the Second Extended Maturity Date.

Section 2.                   Security; Loan Documents.  The security for this Note includes Mortgages (as the same may from time to time be amended, restated, modified or supplemented, collectively the “Mortgage”) from Borrower to Administrative Agent, as agent for the Lenders, conveying and encumbering certain real and personal property more particularly described therein (the “Property”).  This Note, the Mortgage, the Term Loan Agreement between Borrower, the Administrative Agent, the Lender and the other Lender(s) party thereto, of even date herewith (as the same may from time to time be amended, restated, modified or supplemented, the “Loan Agreement”) and all other documents now or hereafter securing, guaranteeing or executed in connection with the loan evidenced by this Note (the “Loan”), as the same may from time to time be amended, restated, modified or supplemented, are herein sometimes called individually a “Loan Document” and together the “Loan Documents.”

Section 3                      Interest Rate.

(a)           BBA LIBOR Daily Floating Rate.  The unpaid principal balance of this Note from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest per annum equal to the BBA LIBOR Daily

Floating Rate for that day plus two hundred fifty (250) basis points per annum.  The “BBA LIBOR Daily Floating Rate” shall mean a fluctuating rate of interest per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as reasonably selected by Administrative Agent from time to time) as determined for each Business Day at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a one month term, as adjusted from time to time in Administrative Agent’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs.  A “London Banking Day” is a day on which banks in London are open for business and dealing in offshore dollars.  Interest shall be computed for the actual number of days which have elapsed, on the basis of a 360-day year.

(b)           Alternative Rates.  Administrative Agent may notify Borrower if the BBA LIBOR Daily Floating Rate is not available for any reason, or if Administrative Agent reasonably determines that no adequate basis exists for determining the BBA LIBOR Daily Floating Rate, or that the BBA LIBOR Daily Floating Rate will not adequately and fairly reflect the cost to Lender of funding the Loan, or that any applicable Law or regulation or compliance therewith by Lender prohibits or restricts or makes impossible the charging of interest based on the BBA LIBOR Daily Floating Rate.  If Administrative Agent so notifies Borrower, then interest shall accrue and be payable on the unpaid principal balance of this Note at a fluctuating rate of interest equal to the Prime Rate of Lender plus one hundred fifty (150) basis points per annum, from the date of such notification by Administrative Agent until Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, or until the Maturity Date of this Note (whether by acceleration, declaration, extension or otherwise), whichever is earlier to occur.  The term “Prime Rate” means, on any day, the rate of interest per annum then most recently established by Lender as its “prime rate.”  Any such rate is a general reference rate of interest, may not be related to any other rate, and may not be the lowest or best rate actually charged by Lender to any customer or a favored rate and may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general, and Lender may make various business or other loans at rates of interest having no relationship to such rate.  Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in Lender’s Prime Rate.  If Lender (including any subsequent holder of this Note) ceases to exist or to establish or publish a prime rate from which the Prime Rate is then determined, the applicable variable rate from which the Prime Rate is determined thereafter shall be instead the prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported), and the Prime Rate shall change without notice with each change in such prime rate as of the date such change is reported.

(c)           Default Rate.  After the occurrence of a Default (including the expiration of any applicable cure period), the Lender, in the Lender’s sole discretion and without notice or demand, may raise the rate of interest accruing on the outstanding principal balance of this Note by three hundred (300) basis points above the rate of interest otherwise applicable, independent of whether the Lender elects to accelerate the outstanding principal balance of this Note.

Section 4                      Prepayment.  Borrower may prepay the principal balance of this Note, in full at any time or in part from time to time, without fee, premium or penalty, provided that: (a) Administrative Agent shall have actually received from Borrower prior written notice of (i) Borrower’s intent to prepay, (ii) the amount of principal which will be prepaid (the “Prepaid Principal”), and (iii) the date on which the prepayment will be made; (b) each prepayment shall be in the amount of $1,000 or a larger integral multiple of $1,000 (unless the prepayment retires the outstanding balance of this Note in full); and (c) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Lender under the Loan Documents on or before the date of prepayment but have not been paid.

Section 5.                   Late Charges.  If Borrower shall fail to make any payment under the terms of this Note (other than the payment due at maturity) within fifteen (15) days after the date such payment is due, Borrower shall pay to Administrative Agent for disbursement to Lender on demand a late charge equal to four percent (4%) of the amount of such payment.  Such fifteen (15) day period shall not be construed as in any way extending the due date of any payment.  The late charge is imposed for the purpose of defraying the expenses of Lender incident to handling such delinquent payment.  This charge shall be in addition to, and not in lieu of, any other amount that Administrative Agent or Lender may be entitled to receive or action that Administrative Agent or Lender may be authorized to take as a result of such late payment.

Section 6.                   Certain Provisions Regarding Payments.  All payments made under this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest, to unpaid principal, and to any other sums due and unpaid to Lender under the Loan Documents.  Upon the occurrence of an Event of Default, all payments made under this Note shall be applied, to the extent thereof, as provided in the Loan Agreement, any instructions from Borrower or anyone else to the contrary notwithstanding.  Remittances shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and shall be accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.  Acceptance by Lender of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (a) waive or excuse the existence of an Event of Default (as hereinafter defined), (b) waive, impair or extinguish any right or remedy available to Administrative Agent, as agent for Lender, hereunder or under the other Loan Documents, or (c) waive the requirement of punctual payment and performance or constitute a novation in any respect.  Payments received after 2:00 p.m. shall be deemed to be received on, and shall be posted as of, the following Business Day.  Whenever any payment under this Note or any other Loan Document falls due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

Section 7.                   Events of Default.  The occurrence of any one or more of the following shall constitute an “Event of Default” under this Note:

(a)         Borrower fails to pay any amounts payable by Borrower to Lender under the terms of this Note within seven (7) days after Administrative Agent gives written notice to the Borrower that such amounts are past due.

(b)         Any covenant, agreement or condition in this Note is not fully and timely performed, observed or kept.  If the breach is capable of being remedied, the breach will not be considered an Event of Default under this Note for a period of thirty (30) days after the date on which Administrative Agent gives written notice of the breach to Borrower, or, if the breach cannot be remedied within a period of thirty (30) days, such longer period of time as may be necessary to remedy the breach provided Borrower is diligently pursuing a remedy of the breach and completes it within a reasonable time.

(c)         An Event of Default (as therein defined) occurs under any of the Loan Documents other than this Note (subject to any applicable grace or cure period).

Section 8.                   Remedies.  Upon the occurrence of an Event of Default, Administrative Agent, as agent for Lender, may at any time thereafter exercise any one or more of the following rights, powers and remedies:

(a)         Administrative Agent may accelerate the Maturity Date and declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts payable hereunder and under the other Loan Documents, at once due and payable, and upon such declaration the same shall at once be due and payable.

(b)         Administrative Agent and Lender may exercise any of their other rights, powers and remedies under the Loan Documents or at law or in equity.

Section 9.                   Remedies Cumulative.  All of the rights and remedies of Administrative Agent and Lender under this Note and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Administrative Agent or Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Administrative Agent or Lender of any or all such other rights and remedies.  No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time.  No failure by Administrative Agent or Lender to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default.

Section 10.                   Costs and Expenses of Enforcement.  Borrower agrees to pay to Administrative Agent on demand all costs and expenses incurred by Administrative Agent or Lender in seeking to collect this Note or to enforce any of Administrative Agent’s or Lender’s rights and remedies under the Loan Documents, including court costs and reasonable attorneys’ fees and expenses, whether or not suit is filed hereon, or whether in connection with bankruptcy, insolvency or appeal.

Section 11.                   Service of Process.  Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower.  Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding.  Nothing in this Note shall affect the right of Administrative Agent to serve process in any manner otherwise permitted by law and nothing in this Note will limit the right of Administrative Agent otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions, subject to any provision or agreement for arbitration or dispute resolution set forth in the Loan Agreement.

Section 12.                   Heirs, Successors and Assigns.  The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties.  The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Documents.

Section 13.                   General Provisions.  Time is of the essence with respect to Borrower’s obligations under this Note.  If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby.  Borrower and each party executing this Note as Borrower hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Administrative Agent shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the state and county in which any of the Property is located  is to be made for the enforcement of any and all obligations under this Note and the other Loan Documents; (f) waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under this Note shall not be affected or impaired by any determination that any title, security interest or lien taken by Administrative Agent, as agent for Lender, to secure this Note is invalid or unperfected; and (h) hereby subordinate to the Loan and the Loan Documents any and all rights against Borrower and any security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full.  A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.  This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought.  Captions and headings in this Note are for convenience only and shall be disregarded in construing it.  THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY MICHIGAN LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.  Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time of the place where payment of this Note is to be made.  The term “Business Day” shall mean a day on which Administrative Agent is open for the conduct of substantially all of its banking business at its office in the city in which this Note is payable (excluding Saturdays and Sundays).  Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.  The words “include” and “including” shall be interpreted as if followed by the words “without limitation.”

Section 14.                   Notices.  Any notice, request, or demand to or upon Borrower, Administrative Agent or Lender shall be deemed to have been properly given or made when delivered in accordance with the terms of the Loan Agreement regarding notices.

Section 15.                   No Usury.  It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents.  If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Administrative Agent’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender’s express intent that all excess amounts theretofore collected by Administrative Agent or Lender shall be credited on the principal balance of this Note and all other indebtedness secured by the Mortgage, and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.  All sums paid or agreed to be paid to Lender for the use or forbearance of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan.

Section 16.                   Disputes.  Disputes under this Note are subject to the dispute resolution provisions as set forth in the Loan Agreement and as to any dispute that for any reason is not within arbitration, the parties waive all rights to trial by jury, as further set forth in the Loan Agreement.

Section 17.                   Joint and Several Liability.

(a)           Each Borrower agrees that it is jointly and severally liable to Lender for the payment of all obligations arising under this Note and the other Loan Documents, and that such liability is independent of the obligations of any other Borrower.  Administrative Agent, on behalf of Lender, may bring an action against any Borrower, whether an action is brought against any other Borrower.

(b)           Each Borrower agrees that any release which may be given by Administrative Agent, on behalf of Lender, to another Borrower or Guarantor will not release such Borrower from its obligations under this Note or any of the other Loan Documents.

(c)           Until the Loan is paid in full, each Borrower waives any right to assert against Administrative Agent or Lender any defense, setoff, counterclaim or claim that such Borrower may have against any other Borrower or any other party liable to Lender for the obligations of the Borrower under this Note or any of the other Loan Documents.

(d)           Each Borrower agrees that it is solely responsible for keeping itself informed as to the financial condition of each other Borrower and of all circumstances which bear upon the risk of nonpayment.  Each Borrower waives any right it may have to require Administrative Agent or Lender to disclose to such Borrower any information that Administrative Agent or Lender may now or hereafter acquire concerning the financial condition of any other Borrower.

(e)           Borrower represents and warrants to Administrative Agent and Lender that each Borrower will derive benefit, directly and indirectly, from the collective administration and availability of the Loan under this Note and the other Loan Documents.  Borrower agrees that neither Administrative Agent nor Lender will be required to inquire as to the disposition by any Borrower of funds disbursed in accordance with the terms of this Note or any of the other Loan Documents.

(f)           Until all obligations of Borrower to Lender under this Note and the other Loan Documents have been paid in full, each Borrower waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, that such Borrower may now or hereafter have against any other Borrower with respect to the indebtedness incurred under this Note or any of the other Loan Documents.  Each Borrower waives any right to enforce any remedy which Administrative Agent or Lender now has or may hereafter have against any other Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Administrative Agent on behalf of Lender.

(g)           Each Borrower hereby waives any election of remedies by Administrative Agent on behalf of Lender that impairs any subrogation or other right of such Borrower to proceed against any other Borrower or other person, including any loss of rights resulting from any applicable anti-deficiency laws relating to nonjudicial foreclosures of real property or other laws limiting, qualifying or discharging obligations or remedies.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has caused this Note to be executed as of the date first above written.

BORROWER:

Sun Blueberry Hill LLC, a Michigan limited liability company

By:	Sun Communities Operating Limited Partnership, a Michigan limited partnership
Title:	Sole Member

By:	Sun Communities, Inc., a Maryland corporation
Title:	General Partner

By: /s/ Jonathan M. Colman
        Name:  Jonathan M. Colman
Title:  Executive Vice President

Sun Grand Lake LLC, a Michigan limited liability company

By:	Sun Communities Operating Limited Partnership, a Michigan limited partnership
Title:	Sole Member

By:	Sun Communities, Inc., a Maryland corporation
Title:	General Partner

By:/s/ Jonathan M. Colman
Name:  Jonathan M. Colman
Title:  Executive Vice President

Sun Three Lakes LLC, a Michigan limited liability company

By:	Sun Communities Operating Limited Partnership, a Michigan limited partnership
Title:	Sole Member

By:	Sun Communities, Inc., a Maryland corporation
Title:	General Partner

By: /s/ Jonathan M. Colman
Name:  Jonathan M. Colman
Title:  Executive Vice President

Sun Club Naples LLC, a Michigan limited liability company

By:	Sun Communities Operating Limited Partnership, a Michigan limited partnership
Title:	Sole Member

By:	Sun Communities, Inc., a Maryland corporation
Title:	General Partner

By: /s/ Jonathan M. Colman
Name:  Jonathan M. Colman
Title:  Executive Vice President

Sun Naples Gardens LLC, a Michigan limited liability company

By:	Sun Communities Operating Limited Partnership, a Michigan limited partnership
Title:	Sole Member

By:	Sun Communities, Inc., a Maryland corporation
Title:	General Partner

By:/s/ Jonathan M. Colman
Name:  Jonathan M. Colman
Title:  Executive Vice President

Sun North Lake Estates LLC, a Michigan limited liability company

By:	Sun Communities Operating Limited Partnership, a Michigan limited partnership
Title:	Sole Member

By:	Sun Communities, Inc., a Maryland corporation
Title:	General Partner

By: /s/ Jonathan M. Colman
Name:  Jonathan M. Colman
Title:  Executive Vice President